Exhibit 99.1

Energous Announces Leadership Change

Cesar Johnston Is No Longer Serving as President & CEO

Board of Directors Conducting Search for Successor; Establishes Office of the Chair to Lead Operations in Interim Period

SAN JOSE, Calif., Mar. 26, 2024 --(BUSINESS WIRE) -- Energous Corporation (NASDAQ: WATT), a leading developer of RF-based intelligent wireless power networks, today announced that Cesar Johnston is no longer serving in his role as President & CEO of Energous, effective immediately. The Board of Directors has initiated a search to identify a permanent successor. He will remain on the Company’s Board of Directors.

Reynette Au, Chair of the Board, stated: “On behalf of the full Board, I want to thank Cesar for his contributions to Energous, particularly for his work securing critical regulatory approvals for our WattUp wireless power transfer technology. As we conduct a search for a successor, our Board and leadership remain focused on executing our smart IoT-centric strategy to enable new high-value IoT markets using Energous wireless power networks, broaden the adoption of our next-generation WattUp technology and improve operational efficiencies.”

The Board has established an Office of the Chair, composed of Reynette Au, Chair of the Board; and Mallorie Burak, Chief Financial Officer, who has also been named Principal Executive Officer for the interim period. The Office will oversee strategic planning and direction, working closely with the Company’s Board of Directors, Board of Advisors, senior leadership, partner ecosystem and other stakeholders to deliver on its mission to unleash the full potential of IoT through wireless power networks.

As previously announced, Energous will hold a conference call on Thursday, March 28, at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results for the year ended December 31, 2023.

Follow Energous’ corporate pages on X, Facebook and LinkedIn.

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about the future of the global wireless charging industry and statements about our technology and its expected functionality. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Energous Investor Relations

Padilla IR

IR@energous.com

Energous Corporate Communications

Reevemark (Paul Caminiti / Delia Cannan)

EnergousRVMK@reevemark.com

SHIFT Communications

energous@shiftcomm.com